UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            August 1, 2011

SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757
(Address of principal executive offices)

Registrant’s telephone number, including area code: (508) 244-6400
       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 1, 2011, SeraCare Life Sciences, Inc. (the “Company”) announced that its Board of Directors has initiated a process to explore and evaluate potential strategic alternatives for the Company to enhance shareholder value, which may include a sale or other transaction.

As previously announced, Lazard is providing advisory services to the Board of Directors.

The Company has not made a decision to pursue any specific transaction or other strategic alternative, so there can be no assurance that the exploration of strategic alternatives will result in a sale of the Company or in any other transaction. There is no set timetable for the process. The Company does not intend to provide updates or make any further comments regarding the evaluation of strategic alternatives unless a specific transaction is recommended by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by SeraCare Life Sciences, Inc. dated August 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By:	/s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Interim President and Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Dated:  August 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by SeraCare Life Sciences, Inc. dated August 1, 2011.